Exhibit 10.1
REGISTRATION RIGHTS AGREEMENT
March 25, 1998
To the several persons named
at the foot hereof
Dear Sirs:
          This will confirm that (a) in respect of the several purchasers named in Annex I hereto (such purchasers being herein referred to individually as a “Purchaser” and collectively as the “Purchasers”), in consideration of the purchase by you of (i) up to an aggregate 7,500,000 shares (the “Convertible Preferred Shares”) of Series A Convertible Preferred Stock, $.01 par value, of Tandem Health Care, Inc., a Pennsylvania corporation (the “Company”), and (ii) up to an aggregate 22,500,000 shares (the “Redeemable Preferred Shares” and collectively with the Convertible Preferred Shares, the “Preferred Shares”) of Series B Redeemable Preferred Stock, $.01 par value, of the Company, all pursuant to the Securities Purchase Agreement dated as of March 24, 1998 (the “Purchase Agreement”), among the Company and the Purchasers, and as an inducement to you to consummate the transactions contemplated thereby, and (b) in respect of the stockholders of the Company named in Annex II hereto (such stockholders being herein referred to individually as a “Founder” and collectively as the “Founders”), as owners of an aggregate 1,232,759 shares of Common Stock (as defined below), in consideration of your agreement to accept the provisions of this Agreement and the Stockholders Agreement dated as of the date hereof among the Company, the Purchasers and each of you, the Company hereby covenants and agrees with each of you, and with each subsequent holder of Restricted Stock (as,such term is defined herein) and Founders Stock (as such term is defined herein), as follows:
          1. Certain Definitions. As used herein, the following terms shall have the following respective meanings:
          “Commission” shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

          “Common Stock” shall mean the Common Stock, $.01 par value, of the Company, as constituted as of the date of this Agreement.
          “Conversion Shares” shall mean the shares of Common Stock issued upon conversion of the Convertible Preferred Shares and shall also include any securities issued upon exchange, adjustment or transfer of any such shares, the certificates for which are required by the provisions of Section 2 hereof to bear the legend set forth in such Section.
          “Convertible Preferred Shares” shall have the meaning ascribed thereto in the introductory paragraph to this Agreement and shall also include any securities issued upon exchange, adjustment or transfer of any such shares, the certificates for which are required by the provisions of Section 2 hereof to bear the legend set forth in such Section.
          “Exchange Act” shall mean the Securities Exchange Act of 1934 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
          “Founders Stock” shall have the meaning ascribed thereto in the introductory paragraph to this Agreement and shall also include any securities issued upon exchange, adjustment or transfer of any such shares, the certificates for which are required by the provisions of Section 2 hereof to bear the legend set forth in such Section.
          “Public Sale” shall mean any sale of Common Stock to the public pursuant to an offering registered under the Securities Act or to the public pursuant to the provisions of Rule 144 (or any successor or similar rule) adopted under the Securities Act.
          “Preferred Shares” shall have the meaning ascribed thereto in the introductory paragraph to this Agreement and shall also include any securities issued upon exchange, adjustment or transfer of any such shares, the certificates for which are required by the provisions of Section 2 hereof to bear the legend set forth in such Section.
          “Redeemable Preferred Shares” shall have the meaning ascribed thereto in the introductory paragraph to this Agreement and shall also include any securities issued upon exchange, adjustment or transfer of any such shares, the certificates for which are required by the provisions of Section 2 hereof to bear the legend set forth in such Section.
          “Registration Expenses” shall mean the expenses so described in Section 8 hereof.
          “Restricted Stock” shall mean (i) the Conversion Shares, and (ii) any securities issued upon exchange, adjustment or transfer of any such shares, the certificates for which are required by the provisions of Section 2 hereof to bear the legend set forth in such Section.

          “Securities Act” shall mean the Securities Act of 1933 or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.
          “Selling Expenses” shall mean the expenses so described in Section 8 hereof.
          “Warrant Agreement” shall mean the Warrant Agreement dated February 27, 1998, between the Company and Health Care REIT, Inc., as amended by the Agreement dated March 25, 1998, among the Company, Health Care REIT, Inc., the Purchasers and the Founders.
          “Warrant Shares” shall mean the shares of Common Stock issued upon exercise of the Warrant Agreement and shall also include any securities issued upon exchange, adjustment or transfer of any such shares other than in a Public Sale.
          2. Restrictive Legend. Each certificate representing the Preferred Shares, each certificate representing the Conversion Shares, each certificate representing the Founders Stock and, other than in a Public Sale or as otherwise provided in Section 3 hereof, each certificate or instrument issued upon exchange or transfer of any Preferred Shares, Conversion Shares or Founders Stock, as the case may be, shall be stamped or otherwise imprinted with a legend substantially in the following form:
“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”
          3. Notice of Proposed Transfer. Prior to any proposed transfer of any Preferred Shares, Restricted Stock or Founders Stock (other than under the circumstances described in Section 4, 5 or 6 hereof), the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company (it being agreed that Reboul, MacMurray, Hewitt, Maynard & Kristol and Buchanan Ingersoll Professional Corporation shall be satisfactory) to the effect that the proposed transfer of such Preferred Shares, Restricted Stock or Founders Stock, as the case may be, may be effected without registration under the Securities Act, whereupon the holder of such Preferred Shares, Restricted Stock or Founders Stock, as the case may be, shall be entitled, subject to that certain Stockholders Agreement dated as of the date hereof by and among the Company, the Purchasers and the Founders, to transfer such Preferred Shares, Restricted Stock or Founders Stock, as the case may be, in accordance with the terms of its notice; provided, however, that in the case of any Purchaser that is a partnership, no such opinion or other docu-

mentation shall be required if such notice shall cover a transfer by such partnership to its partners. Each certificate representing the Preferred Shares, Restricted Stock or Founders Stock, as the case may be, transferred as above provided shall bear the legend set forth in Section 2, unless (i) — such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to transfer such securities without registration under the Securities Act.
          The foregoing restrictions on transferability of the Preferred Shares, Restricted Stock and Founders Stock shall terminate as to any particular Preferred Shares or shares of Restricted Stock or Founders Stock, as the case may be, when such shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in the registration statement concerning such shares. Whenever a holder of any Preferred Shares, Restricted Stock or Founders Stock is able to demonstrate to the Company (and its counsel) that the provisions of Rule I44(k) of the Securities Act are available to such holder without limitation, such holder of Preferred Shares, Restricted Stock or Founders Stock, as the case may be, shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in Section 2.
          4. Required Registration.
          (a) At any time the holders of Restricted Stock constituting at least a majority of the total Restricted Stock outstanding at such time (treating for the purpose of such computation the holders of Convertible Preferred Shares as the holders of the Conversion Shares then issuable upon conversion of such Convertible Preferred Shares) may request the Company to register under the Securities Act all or any portion of the Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice, provided, however, that the only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock.
          (b) Upon receipt of any notice under Section 4(a), the Company shall immediately notify any holders of Restricted Stock from whom notice has not been received and holders of Founders Stock and shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice from requesting holders, the number of shares of Restricted Stock specified in such notice (and in any notices received from other holders and holders of Founders Stock within 20 days after their receipt of such notice from the Company). If such method of disposition shall be an underwritten public offering, (i) the Company may designate the managing underwriter of such offering, subject to the approval of the selling holders of a majority of the Restricted Stock (treating for the purpose of such computation the holders of Convertible Preferred Shares as the holders of the Conversion Shares then issuable upon conversion of such Convertible Preferred Shares), which approval shall not be unreasonably withheld, and (ii) as and to the extent that, in the opinion of the managing underwriter, the Founders Stock so requested to be registered (together with any Warrant Shares which have requested to be registered in such offering in accordance with the Warrant Agreement) would adversely affect the marketing of the Restricted Stock so requested to be registered, the number of shares of Founders Stock (and the number of Warrant Shares) so requested to be included shall be reduced pro rata among the requesting holders of Founders Stock (and the requesting holders of Warrant Shares) based upon the number of shares of Founders Stock (and the number of Warrant Shares) so requested to be registered. The Company shall be obligated to register Restricted Stock and Founders Stock pursuant to Section 4(a) on two occasions only. Notwithstanding anything to the contrary contained herein, the obligation of the Company under this Section 4 shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the requesting holder, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto.
          (c) The Company shall be entitled to include in any registration statement referred to in this Section 4, for sale in accordance with the method of disposition specified by the requesting holders, shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing of the Restricted Stock and Founders Stock (if any) to be sold. Except as provided in this paragraph (c), the Company will not effect any other registration of its Common Stock, whether for its own account or that of other holders, from the date of receipt of a notice from requesting holders pursuant to this Section 4 until the completion of the period of distribution of the registration contemplated thereby.
          (d) Notwithstanding anything to the contrary contained in this Agreement, the Company will be entitled, once in any one year period, to postpone the filing period (or suspend the effectiveness) of any registration of the Restricted Stock (and Founders Stock and/or Warrant Shares (if any), as the case may be) pursuant to this Section 4 for a reasonable period of time not in excess of 90 calendar days, if the Board of Directors of the Company determines, in its reasonable business judgment, that such registration and offering could materially interfere with bonafide financing or other material business plans of the Company (other than a planned public offering of securities by the Company for cash) or would require disclosure of information, the premature disclosure of which would, in the Board of Directors’ reasonable business judgment, materially and adversely affect the Company. If the Company postpones the filing of a registration statement (or suspends its effectiveness) pursuant to this Section 4, it will promptly notify, in writing, the holders of Restricted Stock (and Founders Stock and/or Warrant Shares (if any), as the case may be), that requested such registration when the events or circumstances permitting such postponement have ended.

          5. Form S-3 Registration.
          (a) If the Company shall receive from any holder or holders of Restricted Stock, a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to Restricted Stock owned by such holder or holders, the Company will:
     (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other holders of Restricted Stock from whom notice has not been received and to holders of Founders Stock; and
     (ii) as soon as practicable, effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other government requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such holder’s or holders’ Restricted Stock as are specified in such request, together with all or such portion of the Restricted Stock or Founders Stock of any holder or holders thereof joining in such request as are specified in a written request given within 30 days after receipt of such written notice from the Company, provided that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 5(a) if the Company is not entitled to use Form S-3, and provided, further, the only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock. Subject to the foregoing, the Company shall file a registration statement covering the Restricted Stock or Founders Stock or both, as the case may be, so requested to be registered as soon as practicable after receipt of the request or requests of the holders of the Restricted Stock and Founders Stock.
          (b) Registrations effected pursuant to this Section 5 shall not be counted as requests for registration effected pursuant to Section 4.
          6. Incidental Registration. If the Company at any time (other than pursuant to Section 4 or Section 5 hereof) proposes to register any of its Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Form S-4 or S-8 or another form not available for registering the Restricted Stock or Founders Stock for sale to the public), it will give written notice at such time to all holders of outstanding Restricted Stock and Founders Stock of its intention to do so. Upon the written request of any such holder, given within 20 days after receipt of any such notice by the Company, to register any of its Restricted Stock or Founders Stock, as the case may be (which request shall state the intended method of disposition thereof), the Company will use its best efforts to cause the Restricted Stock or Founders Stock or both, as the case may be, as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the holder (in accordance with its written request) of such Restricted Stock or Founders Stock, as the case may be, so registered. In the event that any registration pursuant to this Section 6 shall be, in whole or in part, an underwritten public offering of Common Stock, any request by a holder pursuant to this Section 6 to register Restricted Stock or Founders Stock, as the case may be, shall specify that either (i) such Restricted Stock or Founders Stock, as the case may be, is to be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration or (ii) such Restricted Stock or Founders Stock, as the case may be, is to be sold in the open market without any underwriting, on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances. The number of shares of Restricted Stock or Founders Stock or both, as the case may be, to be included in such an underwriting (and the number of Warrant Shares which have requested to be included in such offering in accordance with the Warrant Agreement) may be reduced (pro rata among the requesting holders of Founders Stock, Restricted Stock and Warrant Shares (if any) based upon the number of shares of Founders Stock and Restricted Stock and the number of Warrant Shares so requested to be registered) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein, provided, however, that such number of shares of Restricted Stock or Founders Stock or both, as the case may be, shall not be reduced (nor shall such number of Warrant Shares be reduced) if any shares are to be included in such underwriting for the account of any person other than the Company or other than a holder of Restricted Stock or Founders Stock (or Warrant Shares), as the case may be.
          Notwithstanding anything to the contrary contained in this Section 6, in the event that there is a firm commitment underwritten public offering of securities of the Company pursuant to a registration covering Restricted Stock or Founders Stock or both, as the case may be, and a holder of Restricted Stock or Founders Stock does not elect to sell his Restricted Stock or Founders Stock, as the case may be, to the underwriters of the Company’s securities in connection with such offering, such holder shall refrain from selling such Restricted Stock or Founders Stock, as the case may be, so registered pursuant to this Section 6 during the period of distribution of the Company’s securities by such underwriters and the period in which the underwriting syndicate participates in the after market; provided, however, that such holder shall, in any event, be entitled to sell its Restricted Stock or Founders Stock, as the case may be, commencing on the 90th day after the effective date of such registration statement.
          7. Registration Procedures and Expenses. If and whenever the Company is required by the provisions of Section 4, 5 or 6 hereof to use its best efforts to effect the registration of any of the Restricted Stock or Founders Stock or both, as the case may be, under the Securities Act, the Company will, as expeditiously as possible;
          (a) prepare (and afford counsel for the selling holders reasonable opportunity to review and comment thereon) and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 4 hereof, shall be on Form S-l or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);
          (b) prepare (and afford counsel for the selling holders reasonable opportunity to review and comment thereon) and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and as shall comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock or Founders Stock or both, as the case may be, covered by such registration statement in accordance with the sellers’ intended method of disposition set forth in such registration statement for such period;
          (c) furnish to each seller and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons may reasonably request in order to facilitate the public sale or other disposition of the Restricted Stock or Founders Stock or both, as the case may be, covered by such registration statement;
          (d) use its best efforts to register or qualify the Restricted Stock or Founders Stock or both, as the case may be, covered by such registration statement under the securities or blue sky laws of such jurisdictions as the sellers of Restricted Stock or Founders Stock or both, as the case may be, or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request;
          (e) immediately notify each seller under such registration statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;
          (f) notify each seller under such registration statement of (i) any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any person for that purpose;
          (g) to furnish (if the offering is underwritten) at the request of any seller, on the date that Restricted Stock or Founders Stock or both, as the case may be, is delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements, the notes thereto, and the financial schedules and other financial and statistical data contained therein) and (C) to such other effects as may reasonably be requested by counsel for the underwriters or by such seller or its counsel, and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters or seller may reasonably request; and
          (h) make available for inspection by each seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement and permit such seller, attorney, accountant or agent to participate in the preparation of such registration statement.
For purposes of paragraphs (a) and (b) above and of Section 4(c) hereof, the period of distribution of Restricted Stock or Founders Stock or both, as the case may be, in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock or Founders Stock or both, as the case may be, in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock or Founders Stock or both, as the case may be, covered thereby or six months after the effective date thereof.
          In connection with each registration hereunder, the selling holders of Restricted Stock or Founders Stock, as the case may be, will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

          In connection with each registration pursuant to Sections 4, 5 and 6 hereof covering an underwritten public offering, the Company agrees to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of the Company’s size and investment stature, provided that (1) the selling holders and their counsel shall have the opportunity to review and comment on such agreement, (2) such agreement shall not contain any such provision applicable to the Company which is inconsistent with the provisions hereof and (3) the time and place of the closing under said agreement shall be as mutually agreed upon among the Company, such managing underwriter and the selling holders of Restricted Stock or Founders Stock, as the case may be.
          8. Expenses. All expenses incurred by the Company in complying with Sections 4, 5 and 6 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees of the National Association of Securities Dealers, Inc. or any successor thereto, transfer taxes, fees of transfer agents and registrars, costs of insurance and fees and expenses of one counsel for all sellers of Restricted Stock and one counsel for all sellers of Founders Stock, as the case may be, but excluding any Selling Expenses, are herein called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of Restricted Stock or Founders Stock or both, as the case may be, are herein called “Selling Expenses.”
          The Company will pay all Registration Expenses in connection with each registration statement filed pursuant to Section 4, 5 or 6 hereof. All Selling Expenses in connection with any registration statement filed pursuant to Section 4, 5 or 6 hereof shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such persons other than the Company (except to the extent the Company shall be a seller) as they may agree.
          9. Indemnification. In the event of a registration of any of the Restricted Stock or Founders Stock or both, as the case may be, under the Securities Act pursuant to Section 4, 5 or 6 hereof, to the extent permitted by law, the Company will indemnify and hold harmless each seller of such Restricted Stock or Founders Stock, as the case may be, thereunder and each underwriter of Restricted Stock or Founders Stock or both, as the case may be, thereunder and each officer, director and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock or Founders Stock or both, as the case may be, was registered under the Securities Act pursuant to Section 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in conformity with information furnished by such seller, such underwriter or such controlling person in writing specifically for use in such registration statement or prospectus.
          In the event of a registration of any of the Restricted Stock or Founders Stock or both, as the case may be, under the Securities Act pursuant to Section 4, 5 or 6 hereof, to the extent permitted by law, each seller of such Restricted Stock or Founders Stock, as the case may be, thereunder, severally and not jointly, will indemnify and hold harmless the Company and each officer, director and each other person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer or director or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock or Founders Stock or both, as the case may be, was registered under the Securities Act pursuant to Section 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds (net of underwriting discounts and commissions) received by such seller from the sale of Restricted Stock or Founders Stock, as the case may be, covered by such registration statement.
          Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party (provided that such indemnifying party shall not, without the consent of the indemnified party, agree to a settlement involving a plea of nolo contendere or an admission of liability on the part of such indemnified party), and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel with the consent of the indemnifying party (which consent shall not be unreasonably withheld) and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.
          Notwithstanding the foregoing, any indemnified party shall have the right to retain its own counsel in any such action, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified parties hereunder. The indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.
          If the indemnification provided for in the first two paragraphs of this Section 9 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the sellers of such Restricted Stock or Founders Stock, as the case may be, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including without limitation the failure to give any notice under the third paragraph of this Section 9. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the sellers of such Restricted Stock or Founders Stock, as the case may be, on the other, and to the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the sellers of Restricted Stock and Founders Stock agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the sellers of such Restricted Stock or Founders Stock, as the case may be, were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, the sellers of Restricted Stock and Founders Stock shall not be required to contribute any amount in excess of the amount, if any, by which the total price at which the Common Stock sold by each of them was offered to the public exceeds the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.
          The indemnification of underwriters provided for in this Section 9 shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters. In the event that such indemnification of underwriters is on such other terms and conditions, the indemnification of the sellers of Restricted Stock in such underwriting shall, at the sellers’ request, be modified to conform to such terms and conditions.
          10. Changes in Common Stock. If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed and shall apply to any securities received in any such transaction.
          11. Representations and Warranties of the Company. The Company represents and warrants to you as follows:
          (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or By-laws of the Company, or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.
          (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws from time to time in effect affecting the enforcement of creditors rights generally and to general equitable principles.
          12. Rule 144 Reporting. The Company agrees with you as follows:
          (a) The Company shall make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the date it is first required to do so.
          (b) The Company shall file with the Commission in a timely manner all reports and other documents as the Commission may prescribe under Section 13(a) or 15(d) of the Exchange Act at any time after the Company has become subject to such reporting requirements of the Exchange Act.
          (c) The Company shall furnish to such holder of Restricted Stock or Founders Stock, as the case may be, forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after the date it first becomes subject to such reporting requirements), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents so filed as a holder may reasonably request to avail itself of any rule or regulation of the Commission allowing a holder of Restricted Stock to sell any such securities without registration.
          13. Miscellaneous.
          (a) all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto, including without limitation the rights to indemnification under Section 9 hereof, shall bind and inure to the benefit of the respective successors, heirs and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, the registration rights conferred herein on the holders of Restricted Stock or Founders Stock, as the case may be, shall inure to the benefit of any and all subsequent holders from time to time of the Restricted Stock or of Founders Stock for so long as the certificates representing the Restricted Stock or Founders Stock shall be required to bear the legend specified in Section 2 hereof.

          (b) all notices, requests, consents and other communications hereunder shall be in writing and shall be delivered personally or by nationally recognized overnight courier, or mailed by first-class registered mail, postage prepaid, addressed as follows:
     if to the Company, to it at Tandem Health Care, Inc., Persimmon Road, Sewickley, Pennsylvania 15143, Attention: Lawrence R. Deering;
     if to any Purchaser, at its address as set forth in Annex I hereto, with a copy to Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York 10111, Attention: Joshua A. Leuchtenburg, Esq.; and
     if to the Founders, at their addresses as set forth in Annex II hereto;
     if to any subsequent holder of Restricted Stock or Founders Stock, as the case may be, to it at such address as may have been furnished to the Company in writing by such holder;
or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Restricted Stock or Founders Stock) or to the holders of Restricted Stock or Founders Stock (in the case of the Company). Any notice or other communication pursuant to this Agreement shall be deemed to have been duly given or made and to have become effective when delivered in hand to the party to which directed or if sent by first-class registered mail, postage prepaid and properly addressed as set forth above, at the earlier of (i) the time when received by the addressee or (ii) the fifth business day following the dispatch thereof.
          (c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
          (d) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in a writing executed by the holders of a majority of the Restricted Stock and, if such amendment adversely affects the rights of holders of Founders Stock, by the holders of a majority in interest of the Founders Stock.
          (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this letter (herein sometimes called “this Agreement”) shall be a binding agreement between the Company and you.

Very truly yours, TANDEM HEALTH CARE, INC.
By:	/s/ Lawrence R. Deering
Chairman and Chief
Executive Officer

AGREED TO AND ACCEPTED
as of the date first above written:

PURCHASERS:

BEHRMAN CAPITAL II L.P,
By:	Behrman Brothers, L.L.C.
General Partner

By:	/s/ Darryl Behrman

Managing Member

STRATEGIC ENTREPRENEUR FUND II, L.P.

By:	/s/ Darryl Behrman

General Partner

FOUNDERS:

/s/ Lawrence R. Deering

Lawrence R. Deering

/s/ Joseph D. Conte

Joseph D. Conte

ANNEX I
Name and Address
  of Investor
Behrman Capital II L.P.
  126 East 56th Street
New York, New York 10022
Strategic Entrepreneur Fund II, L.P.
  126 East 56th Street
New York, New York 10022

ANNEX II
Name and Address
  of Founder
Lawrence R. Deering
Tandem Health Care, Inc.
Persimmon Road
Sewickley, Pennsylvania 15143
Joseph Conte
550 Via Lugano
Winter Park, Florida 32789

JOINDER
     The undersigned, as of this 1st day of June, 2004, hereby joins as a party to that certain Registration Rights Agreement, dated as of March 25, 1998, by and among Tandem Health Care, Inc. (the “Company”) and certain shareholders of the Company which are signatories thereto, to which this joinder shall be attached.

LAWRENCE R. DEERING GRANTOR RETAINED ANNUITY TRUST

		By:	/s/ Lawrence R. Deering

Lawrence R. Deering
Trustee

Agreed and accepted:

TANDEM HEALTH CARE, INC.

By:	/s/ Gene Curcio

Name:	Gene Curcio
Its:	Chief Financial Officer
(Signature Page to Registration Rights Agreement)